As filed with the Securities and Exchange Commission on October 27, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTREMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of	58-1959440
incorporation or organization)	(IRS Employer Identification No.)
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES S. BURNS
President and Chief Executive Officer
ENTREMED, INC.
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
RICHARD E. BALTZ
Arnold & Porter LLP
555 Twelfth Street, N.W.
Washington, D.C. 20004
(202) 942-5000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to	Amount to be		Proposed Maximum Offering		Proposed Maximum		Amount of
be Registered	Registered		Price Per Share (1)		Aggregate Offering Price (1)		Registration Fee
Common Stock, $0.01 par value per share	$50,000,000	(2)	$50,000,000	(2)(3)	$50,000,000	(2)(3)	$5,885.00
Warrants

1.	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) & (g) of the Securities Act.

2.	Not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3. An indeterminate number of shares of common stock and warrants as may be issued from time to time at indeterminate prices are being registered hereby.

3.	In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $50,000,000.
The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS
Subject to Completion
Preliminary Prospectus Dated October 27, 2005
EntreMed, Inc.
UP TO $50,000,000 OF OUR
COMMON STOCK
WARRANTS
     We may offer from time to time up to $50,000,000 in total of (a) shares of our common stock, (b) warrants to purchase shares of common stock, or (c) any combination of our common stock or warrants. We may offer the common stock and warrants (collectively, the “securities”) separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a “prospectus supplement”). When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
     Our common stock is quoted on the Nasdaq National Market and traded under the symbol “ENMD.”
     Our principal executive offices are located at 9640 Medical Center Drive, Rockville, Maryland 20850 and our telephone number is (240) 864-2600.

     We will describe in the prospectus supplement any material risk factors that you should consider before purchasing our securities. Please see “Risk Factors” on page 3 for more information.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October XX, 2005
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.
     We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

INFORMATION ABOUT ENTREMED
     We are a clinical-stage pharmaceutical company focused on developing the next generation of multi-mechanism oncology and anti-inflammatory drugs that target disease cells directly and the blood vessels that nourish them. We are focused on developing drugs that are safe and convenient, and provide the potential for improved patient outcomes. Panzem® (2-methoxyestradiol or 2ME2), our lead drug candidate, is currently in clinical trials for cancer, as well as in preclinical development for non-oncology indications, including rheumatoid arthritis.
     Our goal is to develop and commercialize new compounds based on our expertise in the science of angiogenesis, cell cycle regulation and inflammation — processes vital to the treatment of cancer and other diseases. We believe that our compounds will have broad therapeutic potential and signifiant commercial opportunity. We have identified new molecules, including analogs of 2ME2, modulators of fibroblast growth factor-2 (FGF-2) activity, tissue factor pathway inhibitor (TFPI) peptides, and proteinase activated receptor-2 (PAR-2) antagonists. We are developing these potential drug candidates for either in-house advancement or external partnering.
     The initial formulation of our lead clinical drug candidate, Panzem® Capsules (2-methoxyestradiol, 2ME2), has been administered to 171 patients in six Phase I and II oncology trials and has shown an excellent safety profile with no dose limiting toxicities reported to date. Furthermore, investigators have reported tumor regression and disease stabilization in some patients with advanced cancers.
     We have developed a new 2ME2 liquid suspension designed to enhance drug levels in the bloodstream. Our new orally-administered formulation, Panzem® NCD, is now being tested in Phase Ib clinical trials in advanced cancer patients. We expect to conduct multiple Phase II clinical trials using Panzem® NCD throughout 2006.
     We also are using 2ME2 in preclinical testing for potential applications in rheumatoid arthritis. Results from three preclinical animal studies have shown that treatment with 2ME2 resulted in a dose-dependent decrease in severity of arthritic disease and a marked inhibition of tissue and joint damage. Preclinical studies also demonstrated that 2ME2 decreases inflammation, halts disease progression, and suggests that 2ME2 has disease modifying antirheumatic drug properties that are dose-dependent. Based on progress-to-date, we intend to file an investigational new drug application for 2ME2 in rheumatoid arthritis in 2006.

RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock or warrants could decline, and you could lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements. See also the information below regarding forward-looking statements.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements, based on management’s estimates, assumptions and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to the early stage of products under development; uncertainties relating to clinical trials; dependence on third parties; future capital needs; and risks relating to the commercialization, if any, of our product candidates (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Additional important factors that could cause actual results to differ materially from our current expectations are identified in other filings with the SEC. Our forward-looking statements are based on information available to us today, and we will not update these statements, except as may be required by law.
USE OF PROCEEDS
     We will use the net proceeds received from the sale of the securities for clinical trials of our lead product candidates, development of current and future product candidates, working capital and general corporate purposes or as specified in a prospectus supplement, at the discretion of management.
PLAN OF DISTRIBUTION
     We may sell the securities being offered by this prospectus separately or together:
•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.
     In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

     We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:
•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     We will describe the method of distribution and price of the securities in the prospectus supplement.
     We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer of sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).
     If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the prospectus supplement.
     If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.
     We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.
     Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.
     We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:
•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

     To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.
     To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.
DESCRIPTION OF COMMON STOCK
Authorized and Outstanding Common Stock
     As of September 30, 2005, we had 120,000,000 shares of common stock authorized, of which 50,072,569 shares were outstanding. In addition, as of that date, we have 3,350,000 shares of 6% Series A Convertible Preferred Stock (“Series A Preferred”) issued and outstanding. Each share of Series A Preferred is convertible into five shares of common stock at an initial conversion price of $1.00 per share.
Listing
     Our common stock is quoted on the Nasdaq National Market and traded under the symbol “ENMD.”
Dividends
     Our board of directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our articles of incorporation, the terms of any outstanding series of preferred stock, and to those limitations prescribed by law.
     Our Series A Preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, senior to our common stock and to any other class or series of our capital stock that we may issue in the future, unless the holders of the Series A Preferred stock approve the issuance of more senior securities. Our Series A Preferred Stock accumulates dividends at a rate of 6% and will participate in dividends declared and paid on the common stock, if any. All accumulated dividends must be paid before any dividends may be declared or paid on the Common Stock.

Fully Paid and Non-Assessable
     All of our outstanding common shares are fully paid and non-assessable. Any additional common shares that we issue will be fully paid and non-assessable.
Voting Rights
     Each of our outstanding common shares as of the applicable record date is entitled to one vote in each matter submitted to a vote at a meeting of stockholders and, in all elections for directors, every stockholder has the right to vote the number of shares owned by it for as many persons as there are directors to be elected, provided directors are elected according to our articles of incorporation and by-laws. Our stockholders may vote either in person or by proxy.
     The holders of Series A preferred stock have the right to one vote for each share of common stock into which their shares of Series A Preferred could then be converted. Holders of Series A Preferred have full voting rights, are entitled to notice of any stockholders’ meeting, and are treated for all purposes, and entitled to vote, with holders of the common stock as a single class.
Preemptive and Other Rights
     Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional shares nor does the common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of our common stock are entitled to participate pro rata in the assets of the Company available for distribution, subject to the rights of our Series A Preferred and any other class of preferred stock then outstanding.
     We have granted certain participation rights to purchase securities sold by us to holders of our Series A Preferred.
Preferred Stock
     Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to a total of 5,000,000 shares of preferred stock, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders.
Stockholder Action by Written Consent; Meetings
     Under Delaware corporate law, any action required to be taken by our stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by holders of shares having at least the number of votes necessary at a stockholder meeting and prompt notice of the taking of such action is given to the other stockholders.
     Our by-laws provide that special meetings of our stockholders may be called at any time only by the board of directors or by the president, secretary, or an assistant secretary at the written request of the holders of at least fifty percent (50%) of all outstanding shares entitled to vote on the matter for which the meeting is called.

Staggered Board of Directors
     Our Board of Directors is divided into three classes, the members of each of which will serve for a staggered three-year term. Our shareholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company is our transfer agent and registrar.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of shares of the common stock. Warrants may be issued independently or together with the shares of common stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
LEGAL MATTERS
     Arnold & Porter LLP, Washington, D.C., has rendered an opinion to the effect that, upon completion of all required actions taken in connection with the issuance of the securities: (i) when issued for legal consideration of not less than $.01 per share, the common stock will be validly issued, fully paid and nonassessable and (ii) when issued in exchange for legal consideration, the warrants will be validly issued, fully paid and nonassessable.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
     This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005;

2.	The Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2004, filed with the Commission on May 9, 2005;

3.	The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005;

4.	The Company’s Current Report on Form 8-K filed with the Commission on August 2, 2005; and

5.	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on May 14, 1996, including any amendment or report filed for the purpose of updating such description.
     You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our web site at http://www.entremed.com or by requesting them in writing, by email or by telephone at the following address:
Ginny Dunn
Associate Director
Corporate Communications and Investor Relations
EntreMed, Inc.
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
ginnyd@entremed.com
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.
     In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room.
     In addition, the SEC maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. We also maintain a web site at http://www.entremed.com, which provides additional information about our company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

To be Paid
By The
Company
SEC Registration Fee	$5,885
Accounting fees and expenses	$10,000
Printing fees and expenses	$2,500
Legal fees and expenses	$10,000
Miscellaneous expenses	$1,500
Total	$29,885
ITEM 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability. The Company has adopted provisions in its Amended and Restated Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company’s Amended and Restated Certificate of Incorporation limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. This provision will not alter the liability of directors under federal securities laws. The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Amended and Restated Certificate of Incorporation, filed on March 31, 2003 as an Exhibit to our Annual Report on Form 10-K (Commission file number 0-20713), which we incorporate with this filing by reference.
ITEM 16. Exhibits.
     The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.
ITEM 17. Undertakings.
     A. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on October 27, 2005.
EntreMed, Inc.
By: /s/ James S. Burns
      James S. Burns
      President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James S. Burns	Director, President and	October 27, 2005
James S. Burns	Chief Executive Officer (Principal Executive Officer)

/s/ Dane R. Saglio	Chief Financial Officer	October 27, 2005
Dane R. Saglio	(Principal Financial and Accounting Officer)

*	Chairman of the Board	October 27, 2005
Michael M. Tarnow

*	Director	October 27, 2005
Donald S. Brooks

Director
Dwight L. Bush, Sr.

Director
Ronald Cape

*	Director	October 27, 2005
Jennie C. Hunter-Cevera

Director
Peter S. Knight

*	Director	October 27, 2005
Mark C.M. Randall

*The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named directors of the Company and which are being filed herewith with the Securities and Exchange Commission on behalf of such directors.
/s/ James S. Burns
James S. Burns
Attorney-in-fact

INDEX TO EXHIBITS
     The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit 5	Opinion of Arnold & Porter LLP.

Exhibit 23.1	Consent of Ernst & Young LLP.

Exhibit 23.2	Consent of Arnold & Porter LLP (included with Exhibit 5).

Exhibit 24	Powers of Attorney of certain directors of the Company.